EXHIBIT 10.3(a)


                                 LOAN AGREEMENT


            This Loan Agreement (the "Agreement") is made as of April 8, 1998, by and between SURREY, INC. ("Borrower"), a Texas corporation, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION ("Lender"), a national banking association. Borrower has requested that Lender make loans to Borrower in the following manner and subject to the following terms and conditions:

            1. Certain Definitions. Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in this Agreement shall have the following meanings (all definitions that are defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  Accounts, Chattel Paper, Equipment, General Intangibles, Instruments and Inventory shall have the respective meanings assigned to them in the Texas Business and Commerce Code in force on the date hereof.

                  Adjusted LIBOR Interbank Rate shall mean, with respect to each LIBOR Interest Period, a rate per annum equal to the quotient (converted to a percentage) of (a) the LIBOR Interbank Rate with respect to such LIBOR Interest Period divided by (b) one (1) minus the LIBOR Reserve Requirement in effect on the first day of such LIBOR Interest Period.

                  Advance/Term Loans shall mean the Loans described in Paragraph 3 hereof. Advance/Term Loan shall mean any such Loan.

                  Advance/Term Note shall mean the promissory note of Borrower described in Paragraph 3 hereof, and any and all renewals, extensions, modifications, rearrangements and replacements thereof and any and all substitutions therefor.

                  Affiliate shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) or by any other means.

                  Agreement shall mean this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

                  Annual Financial Statements shall mean the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement, retained earnings statement, and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP and accompanied by a report and unqualified opinion of independent certified public accountants of recognized standing satisfactory to Lender, which shall state that such financial statements, in the unqualified opinion of such accountants, present

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fairly, in all material respects, the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. The Annual Financial Statements for Borrower shall be prepared on a consolidated basis. In connection with each set of Annual Financial Statements, if Borrower ever acquires any Subsidiary or Subsidiaries in accordance with the other provisions of this Agreement, annual consolidating statements shall also be prepared by Borrower for delivery to Lender, and such consolidating statements shall be prepared in accordance with GAAP only to the extent normal and customary.

                  Applicable Margin shall mean the applicable per annum percentage for LIBOR Rate Borrowings set forth below which corresponds to the applicable Debt to Tangible Net Worth Ratio:

                   Debt to                        Per Annum Percentage for
          Tangible Net Worth Ratio                  LIBOR Rate Borrowings
          ------------------------                  ---------------------

         Less than or equal to .75x                         1.75%

       More than .75x but less than 1x                      2.00%

                1x or greater                               2.25%

The Applicable Margin shall initially be 1.75%. The Applicable Margin will be adjusted (if necessary) quarterly based on the Debt to Tangible Net Worth Ratio as of the end of each quarter, as reflected in the Quarterly Financial Statements and Compliance Certificates required to be provided Lender under Paragraphs 10(b)(2) and (3), with any change in the Applicable Margin becoming effective ten (10) calendar days after receipt by Lender of such Quarterly Financial Statements and Compliance Certificates.

                  Bankruptcy Code shall mean the United States Bankruptcy Code, as amended, and any successor statute.

                  Base Rate shall mean for any day a rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the lesser of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day or (b) the Ceiling Rate. For purposes of this Agreement any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

                  Base Rate Borrowing shall mean that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

                  Borrowing Authorization shall mean a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation as to the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation; the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation, and the Organizational Documents of such corporation.

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                  Borrowing Base shall mean, as at any date, the amount of the
Borrowing Base shown on the Borrowing Base Certificate then most recently delivered pursuant to Paragraph 10(b) hereof, determined by the following calculation:

                  80% of the Eligible Accounts of Borrower at said date which are owed by account debtors.

Notwithstanding anything to the contrary set forth in the immediately preceding sentence, Lender reserves the right to adjust downward to a level acceptable to Lender in its sole discretion the eighty percent (80%) advance rate set forth above if Borrower's average dilution percentage for all Accounts exceeds five percent (5%). In the absence of a current Borrowing Base Certificate, Lender shall determine the Borrowing Base from time to time in its discretion, taking into account all information available to it, and the Borrowing Base from time to time so determined shall be the Borrowing Base for all purposes of this Agreement until a current Borrowing Base Certificate, in Proper Form, is furnished to and accepted by Lender.

                  Borrowing Base Certificate shall mean a certificate, duly executed by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower, appropriately completed and in substantially the form of Exhibit A hereto. Each Borrowing Base Certificate shall be effective only as accepted by Lender (and with such revisions, if any, as Lender may require as a condition to such acceptance).

                  Business Day shall mean any day on which Lender is open for business.

                  Capital Expenditures shall mean, as to any Person, expenditures in respect of fixed or capital assets by such Person, including the capital portion of lease payments made in respect of capital lease obligations, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person. Expenditures in respect of replacements and maintenance consistent with the business practices of a Person in respect of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary course of business are not Capital Expenditures to the extent such expenditures are not capitalized in preparing a balance sheet of such Person in accordance with GAAP.

                  Capital Lease Obligations shall mean the obligations of Borrower on a consolidated basis to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a consolidated balance sheet of Borrower under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  Cash Capital Expenditures shall mean for any period for which Cash Capital Expenditures is calculated, all Capital Expenditures of Borrower on a consolidated basis for such period, determined in accordance with GAAP, consistently applied, less the amount of such Capital

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Expenditures which have been financed with or by outside sources of funds, including without limitation, funds advanced under this Agreement.

                  Ceiling Rate shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that applicable Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in Chapter 1D of Title 79, Texas Revised Civil Statues - "Chapter 1D" - and ss.303 of the Texas Finance Code - "Texas Finance Code" - as amended) for that day. Lender may from time to time, as to current and future balances, implement any other ceiling under Chapter 1D or the Texas Finance Code by notice to Borrower, if and to the extent permitted by Chapter 1D or the Texas Finance Code. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

                  Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations thereof or thereunder by the Internal Revenue Service.

                  Collateral shall mean all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents.

                  Compliance Certificate shall have the meaning given to it in Paragraph 10(b) hereof.

                  Consequential Loss shall mean, with respect to (a) Borrower's payment of principal of a LIBOR Rate Borrowing on a day other than the last day of the applicable LIBOR Interest Period, (b) Borrower's failure to borrow a LIBOR Rate Borrowing on the date specified by Borrower for any reason, (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or (d) any cessation of the LIBOR Rate to apply to the Loans or any part thereof pursuant to Paragraph 5 hereof, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by Lender, including any interest paid by Lender to lenders of funds borrowed by it to make or carry the Loans. And "Consequential Loss" shall mean, with respect to the termination or cancellation of any LIBOR Rate Borrowing pursuant to Paragraph 5 hereof, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by Lender on account of any reduction resulting from such premature termination or cancellation of such borrowing in Lender's margins or spreads between its cost of funds and the interest earned on the principal of the borrowing so terminated or canceled, including an amount equal to the excess (if any) of (x) interest that would have accrued on any such borrowing during the remainder of the applicable LIBOR Interest Period had such borrowing not been terminated or canceled early, over (y) the interest actually accrued on the principal amount of that terminated or canceled borrowing for such remainder of such LIBOR Interest Period.

                  Construction Loan Agreement shall mean the Construction Loan Agreement dated concurrently herewith between Borrower and Lender as the same may be amended, supplemented or restated.

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                  Controlled Group shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the applicable Person, are treated as a single employer under Section 414 of the Code.

                  Credit Documents shall mean any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the indebtedness evidenced by the Notes, including the Notes, this Agreement, the Construction Loan Agreement, Borrowing Authorizations with respect to all such Persons as Lender may require, the Security Documents, all instruments, certificates and agreements now or hereafter executed or delivered to Lender pursuant to any of the foregoing or in connection with the Loans or any commitment regarding the Loans and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

                  Current Accounts Receivable shall mean all Accounts, that as of the date of any determination of Current Accounts Receivable: (a) are evidenced by invoice and are due and payable not more than 30 days from the date of the invoice or agreement evidencing same, provided that, subject to Lender's written approval, Current Accounts Receivable may include Accounts that are due and payable up to 60 days from the date of invoice; (b) have been billed within 30 days after the shipment of the goods or the providing of services giving rise to the Account; (c) are not unpaid more than 90 days past date of invoice; (d) arise from the performance of services by the obligee of the Account which have been fully and satisfactorily performed or from the sale of goods in which the obligee had the sole and complete ownership which have been sold to the account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "forced buyback" or "sale or return" basis or subject to any other repurchase or return agreement, and the goods have been shipped and delivered to the account debtor (evidenced by such obligee's possession of shipping and delivery receipts); (e) are valid obligations of the account debtors thereunder and are not subject to set-off, counterclaim, defense, allowance or adjustment (other than discounts for prompt payment shown on the invoice) or to litigation, dispute, objection or complaint by the account debtor concerning its liability on the Account, and the goods, the sale of which gave rise to the Account, have not been returned, rejected, lost or damaged on shipment; (f) arose in the ordinary course of business of the obligee thereon, are stated to be payable in lawful money of the United States and are not evidenced by Chattel Paper, a promissory note or any other Instrument of any kind; and (g) no notice of bankruptcy, insolvency or financial embarrassment of the account debtor has been received by the obligee of such Account.

                  Current Assets shall mean all assets, including without limitation, the applicable Accounts, which would be included in "current assets" in accordance with GAAP. Current Assets shall be determined on a consolidated basis.

                  Current Liabilities shall mean all liabilities and other items which in accordance with GAAP would be included as "current liabilities." Current Liabilities shall be determined on a consolidated basis.

                  Current Ratio shall mean, as of any day, the ratio of Current Assets to Current Liabilities.

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                  Debt to Tangible Net Worth Ratio shall mean, as of any day, the ratio of (a) Indebtedness to (b) Tangible Net Worth.

                  Deed of Trust shall mean the Deed of Trust, Absolute Assignment of Rents, Security Agreement and Financing Statement dated on or about the date hereof executed by Borrower, in favor of David L. Mendez, Trustee for the benefit of Lender, as the same may be amended, restated or supplemented from time to time.

                  Default shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  EBITDA shall mean for any period for which EBITDA is calculated, Net Income of Borrower on a consolidated basis for such period plus
(a) taxes of Borrower on a consolidated basis for such period, (b) depreciation, depletion, obsolescence and amortization of Property of Borrower on a consolidated basis for such period, and (c) interest expense of Borrower on a consolidated basis for such period. All components of EBITDA shall be determined in accordance with GAAP, consistently applied.

                  Eligible Accounts shall mean, as at any date of determination thereof, Current Accounts Receivable created by Borrower (but only to the extent that such Current Accounts Receivable are Collateral hereunder and are subject to a first priority perfected Lien in favor of Lender) in the ordinary course of business arising out of the sale of goods or rendering of services by Borrower, which are and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility for Eligible Accounts may be fixed and revised from time to time solely by Lender in Lender's exclusive judgment. In general, without limiting the foregoing, an Eligible Account must comply with the following requirements: (a) the applicable account debtor is not a foreign country or any subdivision or agency or department thereof or located outside of the fifty (50) states of the United States or Puerto Rico, unless the applicable Current Account Receivable is insured or backed by credit insurance or a letter of credit in form and substance reasonably acceptable to Lender in all respects;
(b) the applicable account debtor is not the United States of America or any of its agencies, departments, commissions, boards or bureaus or is not otherwise subject to the Federal Assignment of Claims Act; (c) the Account is subject to no Lien whatsoever, except for the Liens created pursuant to the Security Documents; (d) the Account has not arisen out of transactions with a Subsidiary, employee, officer, agent, director, stockholder, partner, trustee or other owner or holder of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of Borrower or any Affiliate of any such Person, (e) each of the representations and warranties set forth in the Security Documents with respect to such Account is true and correct in all material respects; (f) to the extent the total of the Eligible Accounts as reflected in Borrower's aging of Accounts is different from the total reflected in Borrower's general ledger, the lesser balance will be used as the total of Eligible Accounts, and (g) Lender has not deemed such Account ineligible because of Lender's reasonable belief in the uncertainty about the creditworthiness of the account debtor or because Lender otherwise reasonably considers the collateral value thereof to be impaired or its ability to realize such value to be insecure; provided, however, (a) if more than twenty percent (20%) of any account debtor's total Accounts with Borrower remain unpaid for more than 90 days after the date of invoice, the total Accounts owed to Borrower by such account debtor shall be excluded from Eligible Accounts; (b) in the event that the

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aggregate Accounts owed to Borrower by any account debtor (other than Wal-Mart
Stores, Inc. and any of its Affiliates) exceeds ten percent (10%) of the total Accounts owed to Borrower by all account debtors, the Accounts owed by such account debtor to Borrower in excess of such ten percent (10%) amount shall be excluded from Eligible Accounts; and (c) in the event that the aggregate Accounts owed to Borrower by Wal-Mart Stores, Inc. and any of its Affiliates exceeds twenty-five percent (25%) of the total Accounts owed to Borrower by all account debtors, the Accounts owed by Wal-Mart Stores, Inc. and its Affiliates in excess of such twenty-five percent (25%) amount shall be excluded from Eligible Accounts. In the event of any dispute under the foregoing criteria about whether an Account is or has ceased to be an Eligible Account, the decision of Lender shall be conclusive and binding. Nothing in this definition of "Eligible Accounts" shall be construed to limit or release any right of Lender to any Collateral.

                  Environmental Claim shall mean any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean-up of such pollution or contamination; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees; or (vi) the manufacture, processing, distribution in commerce or use of any Hazardous Substances. An "Environmental Claim" includes a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

                  Environmental Liabilities includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including remedial, removal, response, abatement, restoration (including natural resources), investigative, monitoring, personal injury and damage to property or natural resources or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit, including reasonable attorneys' fees and court costs.

                  Environmental Permit shall mean any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environ ment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or Hazardous Substances.

                  Environmental Matters shall mean matters relating to pollution or protection of the environment, including emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water or ground water, or land

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surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

                  Event of Default shall have the meaning assigned to it in Paragraph 12 hereof.

                  Financing Statements shall mean all such Uniform Commercial Code financing statements as Lender shall require, in Proper Form, duly executed by Borrower or others to give notice of and to perfect or continue perfection of Lender's Liens in all Collateral.

                  Fixed Charge Coverage Ratio shall mean as of any day that the Fixed Charge Coverage Ratio is being calculated, the ratio of EBITDA less cash taxes to the sum of (a) scheduled principal payments of Funded Indebtedness, (b) interest expense, (c) Cash Capital Expenditures and (d) dividends paid. All components of the Fixed Charge Coverage Ratio shall be computed for the Rolling Four Quarters as of such day and determined on a consolidated basis in accordance with GAAP, consistently applied.

                  Funded Indebtedness shall mean (a) all Indebtedness of Borrower on a consolidated basis which by its terms matures more than one year after the applicable date of calculation of Funded Indebtedness, and any Indebtedness of Borrower on a consolidated basis maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date and (b) without duplication, Capital Lease Obligations of Borrower on a consolidated basis. All components of Funded Indebtedness shall be determined in accordance with GAAP, consistently applied.

                  GAAP shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent certified public accountants of recognized national standing retained by such Person and acceptable to Lender, conforms at the time to generally accepted accounting principles, consistently applied. GAAP shall mean those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to Lender, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a GAAP or practice, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to Lender.

                  Governmental Authority shall mean any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the fore going, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Lender, Borrower or their respective Property.

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                  Hazardous Substance shall mean petroleum products and any
hazardous or toxic waste or substance defined or regulated as a hazardous substance from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

                  Indebtedness shall mean and includes (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus and surplus reserves) and (b) all guaranties, letter of credit contingent reimbursement obligations, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others; provided, that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to Lender in trust for the payment thereof.

                  Interest Option shall have the meaning ascribed to such term in Paragraph 4(a) hereof.

                  Interest Payment Dates shall mean (a) for Base Rate Borrowings, the first (1st) day of each calendar month and, if any Base Rate Borrowing is converted to a LIBOR Rate Borrowing, the first day of the Interest Period applicable to such borrowing, and (b) for LIBOR Rate Borrowings, the first (1st) day of each calendar month, and at the end of each Interest Period in the event that any LIBOR Rate Borrowings are not rolled over to a successive Interest Period as a LIBOR Rate Borrowing.

                  Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future. The term "Legal Requirement" shall include Requirements of Environmental Law.

                  LIBOR Business Day shall mean a Business Day on which transactions in United States Dollar deposits between banks may be carried on in the London interbank dollar market.

                  LIBOR Interbank Rate shall mean, for each LIBOR Interest Period, the rate of interest per annum, rounded, if necessary, to the next highest whole multiple of one-sixteenth percent (1/16%), determined by Lender based upon rates quoted at approximately 11:00 a.m. in the London interbank market, on the date two (2) LIBOR Business Days prior to the first day of such LIBOR Interest Period, for the offering to the Reference Bank by leading dealers in the London interbank market selected by Lender in its sole discretion, acting in good faith, at the time of determination and in accordance with the then existing practice in the London interbank market, of deposits in United States dollars for delivery on the first day of such LIBOR Interest Period and having a maturity equal to the length of such LIBOR Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Rate Borrowing to which such LIBOR Interest Period relates. Each determination by Lender of the LIBOR Interbank Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

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                  LIBOR Interest Period shall mean, for each LIBOR Rate
Borrowing, a period commencing:

                  (a)      on the date of such LIBOR Rate Borrowing, or

                  (b) on the last day of the immediately preceding LIBOR Interest Period in the case of a roll-over to a successive LIBOR Interest Period,

and ending on the numerically corresponding day one, two, three or six months thereafter, as Borrower shall elect in accordance herewith; provided, (w) any LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding LIBOR Business Day; (x) any LIBOR Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last LIBOR Business Day of the appropriate calendar month; (y) no LIBOR Interest Period shall ever extend beyond the maturity date of the applicable Loan; and
(z) LIBOR Interest Periods shall be selected by Borrower in such a manner that the LIBOR Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

                  LIBOR Rate shall mean, for the entire term of each LIBOR Interest Period, a rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR Interbank Rate in effect on the first day of such LIBOR Interest Period plus (2) the Applicable Margin from time to time in effect during such term, and (b) the Ceiling Rate.

                  LIBOR Rate Borrowing shall mean each portion of the principal balance of the Loans at any time bearing interest at the LIBOR Rate.

                  LIBOR Reserve Requirement shall mean, on any day, for any LIBOR Interest Period, the stated maximum rate (expressed as a decimal) for all reserves (including basic, supplemental, marginal and emergency reserves) required to be maintained during such LIBOR Interest Period under Regulation D by any member bank of the Federal Reserve System against "Eurocurrency liabilities," as currently defined in Regulation D, all as specified by any Governmental Authority. Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Interbank Rate is to be determined as provided in the definition of "LIBOR Interbank Rate" or (b) any category of extensions of credit or other assets which include LIBOR Rate Borrowings. Each determination of the LIBOR Reserve Requirement by Lender shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

                  Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroach ments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

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                  Loans shall mean the loans described in and provided for by
Paragraph 2 and Paragraph 3 hereof.

                  Maturity Date shall mean the maturity of the Revolving Note, which is currently April 8, 2000, as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents.

                  Net Income shall mean gross revenues and other proper income credits, less all proper income charges (including taxes on income), all determined in accordance with GAAP; provided, that there shall not be included in such revenues (a) any earnings of any Subsidiary for any period prior to the date such Subsidiary was acquired or any undistributed earnings of any Subsidiary; (b) any gains resulting from the write-up of assets; or (c) any gain which is classified as "extraordinary" in accordance with GAAP; and provided further, that capital gains may be included in revenues only to the extent of capital losses. Net Income shall be determined on a consolidated basis.

                  Notes shall mean the Revolving Note and the Advance/Term Note, together with any and all renewals, extensions, modifications, rearrangements and/or replacements of any thereof.

                  Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation, including any and all modifications thereof as of the date of the Credit Document referring to such Organizational Document and any and all future modifications thereof which are consented to by Lender.

                  Parties shall mean all Persons other than Lender executing any Credit Document.

                  Past Due Rate shall mean, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then eighteen percent (18%) per annum.

                  PBGC shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  Person shall mean any individual, corporation, partnership, joint venture, joint stock association, business or other trust, unincorporated organization, Governmental Authority or any other form of entity.

                  Plan shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (a) maintained by Borrower or any member of a Controlled Group for employees of Borrower or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of a Controlled Group for employees of Borrower is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  Prime Rate means, on any day, the rate determined by Lender as being its prime rate for that day. Without notice to Borrower or any other Person, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which said prime rate fluctuates, with each change to be effective as of the date of each change in said prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER, AND LENDER DISCLAIMS ANY STATEMENT, REPRESENTATION OR WARRANTY TO THE CONTRARY. LENDER MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE.

                  Proper Form shall mean in form and substance satisfactory to Lender.

                  Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                  Quarterly Financial Statements shall mean the quarterly financial statements of a Person, including a balance sheet as of the end of such calendar quarter and an income statement for the fiscal year to date, subject to normal year-end adjustments, prepared in accordance with GAAP and certified as true and correct to the best knowledge of an appropriate officer or other party acceptable to Lender on behalf of such Person. The Quarterly Financial Statements for Borrower shall be prepared on a consolidated basis. In connection with each set of Quarterly Financial Statements, if Borrower ever acquires any Subsidiary or Subsidiaries in accordance with the other provisions of this Agreement, quarterly consolidating statements shall also be prepared by Borrower for delivery to Lender, and such consolidating statements will be prepared in accordance with GAAP only to the extent normal and customary.

                  Rate Selection Date shall mean that Business Day which is (a) in the case of Base Rate Borrowings, the date of such borrowing or (b) in the case of LIBOR Rate Borrowings, the date three (3) LIBOR Business Days preceding the first day of any proposed LIBOR Interest Period.

                  Rate Selection Notice shall have the meaning ascribed to it in Paragraph 4(b)(1) hereof.

                  Reference Bank shall mean Lender or such other financial institution as Lender may from time to time designate.

                  Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relat ing to reserve requirements applicable to member banks of the Federal Reserve System.

                  Regulatory Change shall mean, with respect to Lender, any change on or after the date of this Agreement in any Legal Requirement (including Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of banks including Lender under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

                  Request for Advance means a request for credit duly executed by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower, appropriately completed and substantially in the form of Exhibit A attached hereto.

                  Requirements of Environmental Law shall mean all requirements imposed by any law (including The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation or order of any Governmental Authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, recycling, reclamation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge, release, threatened release, emission or storage of Hazardous Substances.

                  Revolving Commitment shall mean the obligation of Lender under this Agreement to make Revolving Loans in an aggregate principal amount at any one time outstanding up to (but not exceeding) $1,000,000.00.

                  Revolving Loans shall mean the Loans described in Paragraph 2 hereof. Revolving Loan shall mean any such Loan.

                  Revolving Note shall mean the promissory note of Borrower described in Paragraph 2 hereof, and any and all renewals, extensions, modifications, rearrangements and replacements thereof and any and all substitutions therefor.

                  Rolling Four Quarters shall mean, (a) as of any day prior to the date that financial statements are initially required to be given to Lender for Borrower's 1998 fiscal year end pursuant to this Agreement, the most recently ended four (4) consecutive fiscal quarters of Borrower for which, as of such day, (i) financial statements have actually been given to Lender (with respect to any quarter occurring prior to the effective date of this Agreement) or (ii) financial statements are required to have been given to Lender pursuant to this Agreement (with respect to all quarters occurring after the effective date of this Agreement) and (b) as of any day after the date that financial statements are initially required to have been given to Lender for Borrower's 1998 fiscal year end pursuant to this Agreement, the then most recently ended four (4) consecutive quarters of Borrower for which, as of such day, financial statements are required to have been given to Lender pursuant to this Agreement.

                  Security Agreements shall mean, collectively, the Security Agreement dated concurrently herewith, executed by Borrower in favor of Lender as security for the Loans, covering all Accounts, Equipment, Inventory and General Intangibles now or hereafter owned by Borrower, and any and all security agreements hereafter executed in favor of Lender in connection with, or as security for the payment or performance of, any Credit Document, as any of them may from time to time be amended, modified, restated or supplemented.

                  Security Documents shall mean, collectively, this Agreement, the Security Agreements, the Deed of Trust, all Financing Statements and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and Financing Statements now or hereafter executed and delivered in connection with, or as security for the payment or performance of, any Credit Document, as any of them may from time to time be amended, modified, restated or supplemented.

                  Subordinated Indebtedness means all Indebtedness of a Person which has been subordinated on terms and conditions satisfactory to Lender, in its sole discretion, to all Indebtedness of such Person to Lender, whether now existing or hereafter incurred. Indebtedness shall not be considered as "Subordinated Indebtedness" unless and until Lender shall have received copies of the documentation evidencing or relating to such Indebtedness together with a subordination agreement, in Proper Form, duly executed by the holder or holders of such Indebtedness and evidencing the terms and conditions of subordination required by Lender.

                  Subsidiary shall mean, as to a particular parent Person, any other Person of which more than 10% of the indicia of equity rights (whether outstanding capital stock, partnership interests or otherwise) is at the time directly or indirectly owned or held by such parent Person, or by one or more of its Affiliates.

                  Tangible Net Worth means the sum of (x) Subordinated Indebtedness plus (y) total assets (valued at cost less normal depreciation), less (a) all intangibles and (b) all liabilities including contingent and indirect liabilities), all determined in accordance with GAAP. The term "intangibles" shall include, without limitation, (1) deferred charges; (2) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (3) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "liabilities" shall include, without limitation, (1) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed, whether or not such Person is liable for the payment thereof; (2) deferred liabilities, and (3) Capital Lease Obligations. Tangible Net Worth shall be determined on a consolidated basis.

                  Texas Credit Code shall mean Title 79, Texas Revised Civil Statutes, 1925, as amended.

                  Unfunded Liabilities shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the applicable Controlled Group to the PBGC or a Plan under Title IV of ERISA.

The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

            2. Revolving Loans.

                  (a) Lender agrees, subject to all of the terms and conditions of this Agreement (including Paragraph 8 hereof), to make Revolving Loans under this Paragraph to Borrower prior to the Maturity Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base then in effect. All funds advanced under any Revolving Loan shall be utilized by Borrower for working capital purposes. Subject to the conditions set forth in this Agreement, any such Revolving Loan repaid prior to the Maturity Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Revolving Loans shall be due and payable in full on the Maturity Date. Borrower and Lender agree that Chapter 346 of the Texas Finance Code shall not apply to this Agreement, the Revolving Note or any Loan obligation. The Revolving Loans shall be evidenced by the Revolving Note dated concurrently herewith executed by Borrower, payable to the order of Lender in the original principal amount of $1,000,000.00. Lender shall in no event be obligated to fund more than one (1) Revolving Loan per each Business Day. Each Loan shall be in a principal amount equal to or greater than $10,000.00 or the amount by which the Revolving Commitment exceeds the unpaid principal balance of the Revolving Note, whichever is less. The Revolving Loan proceeds shall be made available to Borrower by depositing them in an account designated by Borrower and maintained with Lender.

                  (b) If the aggregate outstanding amount of the Revolving Loans ever exceeds either the Borrowing Base or the Revolving Commitment then in effect, Borrower shall within two (2) Business Days after demand by Lender prepay the Revolving Loans in such amounts as shall be necessary to cause the aggregate outstanding amount of the Revolving Loans to be equal to or less than the lesser of the Borrowing Base or the Revolving Commitment then in effect.

                  (c) Borrower shall also cause the outstanding principal balance of the Revolving Note to be prepaid in full and reduced to a zero balance for thirty (30) consecutive days at any time during each of the following periods: (i) from the date of this Agreement until and including April 8, 1999; and (ii) from April 9, 1999 until and including the Maturity Date.

            3. Advance/Term Loans. Lender agrees, subject to all of the terms and conditions of this Agreement (including Paragraph 8 hereof), to make Advance/Term Loans to Borrower at any time prior to the date eight (8) months from the date of this Agreement, in an aggregate principal amount of no more than $2,300,000.00 for the purposes, upon the terms and conditions and subject to the limitations set forth in the Construction Loan Agreement. Both parties hereto agree that, except to the extent overridden by the Construction Loan Agreement, the terms and conditions of this Agreement shall govern the Advance/Term Loans until payment in full of the amounts outstanding thereunder.

            4. Interest Options for Loans.

                  (a) Options Available. Subject to Paragraph 14 hereof, the Notes shall bear interest on their respective outstanding principal balances at the Base Rate; provided, that (1) all past due principal and interest under each Note shall bear interest at the Past Due Rate which shall be payable on demand, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balance from time to time outstanding under the Notes bear interest until their respective maturities at a rate per annum equal to the LIBOR Rate (together with the Base Rate, individually herein called an "Interest Option" and collectively called "Interest Options"). The records of Lender with respect to Interest Options, LIBOR Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that the LIBOR Rate is to apply.

                  (b) Designation and Conversion of Interest Options. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Default or Event of Default has occurred and is continuing and subject to the provisions of the last sentence of Paragraph 4(a) hereinabove and of Paragraph 5 hereof, Borrower may elect to have the LIBOR Rate apply or continue to apply to all or any portion of the principal balance of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion alone shall not change the outstanding principal balance of the Notes. The Interest Options shall be designated or converted in the manner provided below:

                        (1) Borrower shall give Lender notice by telephone,
            promptly confirmed by written notice (the "Rate Selection Notice") substantially in the form of Exhibit D attached hereto. Each such telephone and written notice shall specify the amount and type of borrowings which are the subject of the designation, if any; the amount and type of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion (which, in the case of conversion of LIBOR Rate Borrowings, shall be the last day of the LIBOR Interest Period applicable thereto) and the LIBOR Interest Period or Periods, if any, selected by Borrower. Such notice by telephone shall be irrevocable and shall be given to Lender no later than the applicable Rate Selection Date.

                        (2) No more than five (5) LIBOR Interest Periods shall
            be in effect at any one time for all of the Loans. Each LIBOR Rate Borrowing shall be in the amount of at least $400,000.

                        (3) Principal included in any borrowing shall not be
            included in any other borrowing which exists at the same time.

                        (4) Each designation or conversion shall occur on a
            Business Day (and, for LIBOR Rate Borrowings, on a LIBOR Business
            Day).

                        (5) Except as provided in Paragraph 5 hereof, no LIBOR
            Rate Borrowing shall be converted on any day other than the last day of the applicable LIBOR Interest Period.

                  (c) Accrual Computations. All interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Ceiling Rate, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest and fees shall be computed on the basis of the actual days elapsed in the applicable calendar year in which they accrued.

            5. Special Provisions Applicable to LIBOR Rate Borrowings.

                  (a) Options Unlawful. If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by Lender with any request or directive (whether or not having the force of law) of any Governmental Authority shall at any time make it unlawful or impossible for Lender to permit the establishment of or to maintain any LIBOR Rate Borrowing, the commitment of Lender to establish or maintain the LIBOR Rate affected by such adoption or change shall forthwith be canceled and Borrower shall forthwith, upon demand by Lender to Borrower, (1) convert the LIBOR Rate with respect to which such demand was made to the Base Rate; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate Lender for any additional cost or expense which Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Consequential Loss which Lender may incur as a result of such conversion to the Base Rate. If, when Lender so notifies Borrower, Borrower has given a Rate Selection Notice specifying one or more borrowings of the type with respect to which such demand was made but the selected LIBOR Interest Period or LIBOR Interest Periods has not yet begun, such Rate Selection Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Rate Selection Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

                  (b) Increased Cost of Borrowings. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of the LIBOR Rate:

                        (1) subject Lender (or make it apparent that Lender is
            subject) to any tax (including any United States interest equalization tax), levy, impost, duty, charge, fee (collectively, "Taxes"), or any deduction or withholding for any Taxes on or from the payment due under any LIBOR Rate Borrowing or other amounts due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or

                        (2) change the basis of taxation of payments due from
            Borrower to Lender under any LIBOR Rate Borrowing (otherwise than by a change in the rate of taxation of the overall net income of Lender); or

                        (3) impose, modify, increase or deem applicable any
            reserve requirement (excluding that portion of any reserve requirement included in the calculation of the LIBOR Reserve Requirement), special deposit requirement or similar requirement (including state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by Lender, or against deposits or accounts in or for the account of Lender, or against loans made by Lender, or against any other funds, obligations or other Property owned or held by Lender; or

                        (4) impose on Lender any other condition regarding any
            LIBOR Rate Borrowing;

            and the result of any of the foregoing is to increase the cost to Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the LIBOR Rate, or reduce the amount of principal or interest received by Lender, then, upon demand by Lender, Borrower shall pay to Lender, from time to time as specified by Lender, additional amounts which shall compensate Lender for such increased cost or reduced amount. Lender will promptly notify Borrower in writing of any event, upon becoming actually aware of it, which will entitle Lender to additional amounts pursuant to this paragraph. Lender's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error, provided that the calculation thereof is set forth in reasonable detail in such notice.

Borrower shall have the right, if it receives from Lender any notice referred to in the preceding paragraph, upon three (3) Business Days' notice to Lender, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Rate in effect with respect to such borrowing to the Base Rate; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Consequential Loss which may be incurred as a result of such repayment or conversion.

                  (c) Inadequacy of Pricing and Rate Determination. If for any reason with respect to any LIBOR Interest Period Lender shall have determined (which determination shall be conclusive and binding upon Borrower) that: (1) Lender is unable through its customary general practices to determine a rate at which the Reference Bank is offered deposits in United States dollars by prime banks in the London interbank market in the appropriate amount for the appropriate period, or by reason of circumstances affecting the London interbank market generally, the Reference Bank is not being offered deposits in United States dollars in the London interbank market, for the applicable LIBOR Interest Period and in an amount equal to the amount of the LIBOR Rate Borrowing requested by Borrower, or (2) the LIBOR Rate will not adequately and fairly reflect the cost to Lender of making and maintaining any LIBOR Rate Borrowing hereunder for any proposed LIBOR Interest Period, then Lender shall give Borrower notice thereof and thereupon, (A) any Rate Selection Notice previously given by Borrower designating a LIBOR Rate which has not commenced as of the date of such notice from Lender shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Lender shall notify Borrower that the circumstances giving rise to such notice from Lender no longer exist, each Rate Selection Notice requesting a LIBOR Rate shall be deemed a request for a Base Rate Borrowing, and each outstanding LIBOR Rate Borrowing then in effect shall be converted, without any notice to or from Borrower, upon the termination of the LIBOR Interest Period then in effect, to a Base Rate Borrowing.

                  (d) INDEMNIFICATION. BORROWER SHALL INDEMNIFY LENDER AGAINST AND HOLD LENDER HARMLESS FROM ANY LOSS OR EXPENSE WHICH LENDER MAY INCUR OR SUSTAIN AS A CONSEQUENCE OF ANY UNTIMELY PAYMENT (MANDATORY OR OPTIONAL) OR DEFAULT BY BORROWER IN THE PAYMENT OF ANY PRINCIPAL AMOUNT OF OR INTEREST ON EACH NOTE, OR ANY FAILURE BY BORROWER TO CONVERT OR TO BORROW ANY LIBOR RATE BORROWING ON THE DATE SPECIFIED BY BORROWER, IN EACH CASE INCLUDING ANY INTEREST PAYABLE BY LENDER TO THE LENDERS OF THE FUNDS OBTAINED BY IT IN ORDER TO MAKE OR MAINTAIN ANY LIBOR RATE BORROWING (OR ANY PORTION THEREOF), AND, TO THE EXTENT NOT COVERED ABOVE, ANY CONSEQUENTIAL LOSS. THIS AGREEMENT SHALL SURVIVE THE PAYMENT OF EACH NOTE. A CERTIFICATE AS TO ANY ADDITIONAL AMOUNTS PAYABLE PURSUANT TO THIS PARAGRAPH SUBMITTED BY LENDER TO BORROWER SHALL BE CONCLUSIVE AND BINDING UPON BORROWER, ABSENT MANIFEST ERROR, PROVIDED THE CALCULATION THEREOF IS SET FORTH IN REASONABLE DETAIL IN SUCH NOTICE.

                  (e) Rate Quotes and Lists of Business Days. If Borrower requests quotes of the LIBOR Rate for different LIBOR Interest Periods being considered for election by Borrower, Lender will use reasonable efforts to provide such quotes to Borrower promptly. However, all such quotes provided shall be representative only and shall not be binding on Lender, nor shall they be determinative, directly or indirectly, of any LIBOR Rate or any component of any such rate, nor will Borrower's failure to receive or Lender's failure to provide any requested quote or quotes either (1) excuse or extend the time for performance of any obligation of Borrower or for exercise of any right, option or election of Borrower or (2) impose any duty or liability on Lender. If Borrower requests a list of the Business Days or LIBOR Business Days in any calendar month, Lender will use reasonable efforts to provide such list promptly. However, any such list provided shall be understood to identify only those days which Lender believes in good faith at the time such list is prepared will be the Business Days or LIBOR Business Days for such month. Lender shall have no liability for any failure to provide, delay in providing, error or mistake in or omission from, any such quote or list.

                  (f) Payment Dates. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is neither a Business Day nor a LIBOR Business Day, such payment may be made on the next succeeding Business Day, or, subject to the definition of LIBOR Interest Period in the case of any payment of the Notes to which the LIBOR Rate applies, on the next succeeding LIBOR Business Day, and such extension of time shall in each such case be included in computing interest and commitment fees in connection with such payment.

                  (g) LIBOR Funding Mechanism. Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Rate Borrowing during each LIBOR Interest Period through the purchase of deposits having a maturity corresponding to such LIBOR Interest Period and bearing an interest rate equal to the LIBOR Interbank Rate for such LIBOR Interest Period.

                  (h) Obligations Survive Termination. Borrower's obligation to pay increased costs and Consequential Loss with regard to each LIBOR Rate Borrowing as specified in this Paragraph 5 shall survive termination of this Agreement.

            6. Prepayments of Loans.

                        (a) Borrower shall have the right at any time and from
            time to time to prepay all or any part of the Loans without premium or penalty, in whole or in part, except as provided in this Paragraph 6. Each partial prepayment of a Loan shall be applied first to any prepayment charge (if applicable), second to accrued interest, and third, to installments of principal thereof in inverse order of their maturities. Amounts prepaid on the Advance/Term Note may not be reborrowed. Prepayments shall be subject to the following additional conditions:

                                    (i) In giving notice of prepayment as
                        hereinafter provided, Borrower shall specify, for the purpose of subsections (ii) and (iii) immediately following, the manner of application of such prepayment as between any outstanding Base Rate Borrowings and LIBOR Rate Borrowings; provided, that any prepayment of any LIBOR Rate Borrowing shall be in the amount of at least $100,000.00 and in subsequent $100,000.00 increments and in no event shall any LIBOR Rate Borrowing be less than $100,000.00 after giving effect to any partial payment of any LIBOR Rate Borrowing.

                                    (ii) Prepayments applied to any LIBOR Rate
                        Borrowing may be made on any LIBOR Business Day, provided, that the Borrower shall have given Lender at least five (5) LIBOR Business Days' prior irrevocable written or telephonic notice of such prepayment, specifying the principal amount to be prepaid, and the particular LIBOR Rate Borrowing to which such prepayment is to be applied and the prepayment date; provided, that if such prepayment is made on any day other than the last day of the Interest Period corresponding to the LIBOR Rate Borrowing to be prepaid, Borrower shall pay directly to Lender, on the last day of such Interest Period, the Consequential Loss of Lender as a result of such prepayment.

                                    (iii) Prepayments applied to any Base Rate
                        Borrowing may be made in any amount and on any Business Day, provided that the Borrower shall have given the Lender irrevocable written or telephonic notice of such prepayment no later than 12:00 noon, Austin, Texas time, on the Business Day of such prepayment, specifying the principal amount to be prepaid and the prepayment date.

                        (b) Notice of any prepayment having been given with
            regard to a LIBOR Rate Borrowing, the principal amount specified in such notice, together with interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

            7. Collateral for Loans. All Loans shall at all times be secured by the Security Agreement, the Deed of Trust and all other Security Documents.

            8. Conditions Precedent.

                  (a) The obligation of Lender to make any Loan is subject to the accuracy of all representations and warranties of Borrower in this Agreement or any other Credit Document on the date thereof (and Lender's receipt of evidence of such accuracy), to the performance by Borrower of its obligations under the Credit Documents (and Lender's receipt of evidence of such performance) and to the satisfaction of the following conditions: (i) with respect to a Revolving Loan, Lender shall have received, no later than 10:00 a.m. Austin, Texas time on the date of a requested Revolving Loan, a duly completed, executed and proper Request for Advance; (ii) with respect to an Advance/Term Loan, all conditions to advance contained in the Construction Loan Agreement shall have been satisfied; (iii) prior to the date of the Loan, there shall have occurred, in the reasonable opinion of Lender, no material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower; (iv) no Default or Event of Default shall have occurred and be continuing; (v) the making of the Loan shall not be prohibited by, or subject Lender to any penalty or onerous condition under, any applicable Legal Requirement; (vi) all of the Credit Documents have been executed and delivered, and shall be valid, enforceable and in full force and effect; (vii) all fees and expenses owed to Lender under any of the Credit Documents as of the date thereof shall have been paid in full; and (viii) Lender shall have received such other documents as it may reasonably require. Delivery of any Request for Advance or any Construction Request for Advance (as defined in the Construction Loan Agreement) to Lender shall constitute a representation by Borrower that the representations and warranties made by Borrower under this Agreement and the other Credit Documents are true and correct as of the date of delivery of such Request for Advance, and Lender shall not be obligated to make any advance if such representations and warranties are not true and correct as of such date.

                  (b) In addition to the conditions described in Paragraph 8(a) hereof, the obligation of Lender to make the initial Advance/Term Loan and the initial Revolving Loan is subject to the receipt by Lender of each of the following, in Proper Form: (1) the Notes and the other Credit Documents; (2) a duly executed Borrowing Authorization with respect to Borrower; (3) a certificate from the Secretary of State or other appropriate official of the State of Texas as to the continued existence and good standing of Borrower; (4) a certificate from the appropriate public official of each jurisdiction other than the State of Texas as to the due qualification to do business and good standing of Borrower where such qualification is necessary to conduct Borrower's business in such jurisdiction; (5) original certificates of insurance addressed to Lender reflecting the insurance required by the Credit Documents (with copies of all such insurance policies if requested by Lender); and (6) evidence reasonably satisfactory to Lender as to the perfection and priority of the Liens created by the Security Documents, and to the further condition that, at the time thereof, all legal matters incident to the transactions herein contemplated shall be satisfactory to Lender's legal counsel other than the filing of this Agreement after the date of Agreement with the Securities and Exchange Commission and other than the filing of the Financing Statements, neither of which, however, affect the enforceability of this Agreement or the other Credit Documents.

            9. Representations and Warranties. Borrower represents and warrants that:

                  (a) (i) Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization and has full legal right, power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under the Credit Documents executed by it, (ii) Borrower is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business it conducts makes such qualification necessary or desirable and (iii) Borrower's execution, delivery and performance of the Credit Documents executed by it have been duly authorized by all necessary action under Borrower's Organizational Documents and otherwise.

                  (b) Borrower's execution, delivery and performance of the Credit Documents do not and will not require (i) any consent of any other Person or (ii) any consent, license, permit, authorization or other approval (including foreign exchange approvals) of any court, arbitrator, administrative agency or other Governmental Authority, or any notice to, exemption by, any registration, declaration or filing with or the taking of any other action in respect of, any such court, arbitrator, administrative agency or other Governmental Authority other than the filing of this Agreement after the effective date hereof under the Securities Exchange Act of 1934 and other than the filing of Financing Statements, neither of which, however, affect the enforceability of this Agreement or the other Credit Documents.

                  (c) Neither execution or delivery of any Credit Document, nor the fulfillment of or compliance with its terms and provisions will (i) violate any Legal Requirement or the Organizational Documents of Borrower or (ii) conflict with or result in a breach of the terms, conditions or provisions of, or cause a default under, any agreement, instrument, franchise, license or concession to which Borrower is a party or bound.

                  (d) Each Credit Document has been duly and validly executed, issued and delivered by Borrower. They are in proper legal form for prompt enforcement and they are the Borrower's valid and legally binding obligations, enforceable in accordance with their terms. Borrower's obligations under them rank and will rank at least equal in priority of payment with Borrower's other debt (except only for debt preferred by operation of law or debt disclosed in writing to Lender before execution and delivery of this Agreement).

                  (e) All information supplied to Lender, and all statements made to Lender by or on behalf of Borrower before, concurrently with or after execution of this Agreement are and will be true, correct, complete, valid and genuine in all material respects when supplied or made. Borrower's financial statements furnished to Lender fairly present the financial condition of Borrower as of its date and for the period then ended. No material adverse change has occurred in the financial conditions reflected in any such statements since their dates, and all assets listed on such statements are subject to Borrower's management, control and disposition and, except as shown therein, are available to satisfy any claims rightfully made pursuant to the Credit Documents.

                  (f) Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for taxes which are being diligently con tested in good faith and for payment of which adequate reserves have been set aside.

                  (g) There is no condemnation or other action, suit or proceeding pending, or, to the best of Borrower's knowledge, threatened, against or affecting Borrower or the Collateral, at law or in equity, or before or by any Governmental Authority, which might result in any material adverse change in Borrower's business or financial condition or in the Collateral or in other Property of Borrower or any interest in it.

                  (h) Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other Governmental Authority, in the payment of any Indebtedness for borrowed money or under any agreement or other papers evidencing or securing any such debt.

                  (i) Borrower is not a party to any contract or agreement which materially and adversely affects any of its businesses, properties, assets or financial conditions.

                  (j) Borrower is now solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or, to Borrower's knowledge, against Borrower. Borrower's liabilities and obligations under the Credit Documents to which it is a party do not and will not render Borrower insolvent, cause Borrower's liabilities to exceed Borrower's assets or leave Borrower with too little capital to properly conduct all of its business as now conducted or contemplated to be conducted.

                  (k) No representation or warranty contained in any Credit Document and no statement contained in any certificate, schedule, list, financial statement or other papers furnished to Lender by or on behalf of Borrower contains, or will contain, any untrue statement of material fact, or omits, or will omit, to state a material fact necessary to make the statements contained therein not misleading.

                  (l) Except as disclosed to Lender in writing, none of the proceeds of the Notes will be used for the purpose of purchasing or carrying, directly or indirectly, any margin stock or for any other purpose which would make such credit a "purpose credit" within the meaning of Regula tion U of the Board of Governors of the Federal Reserve System.

                  (m) Borrower possess all material permits, licenses, patents, trademarks, tradenames and copyrights required to conduct their businesses.

                  (n) Borrower and the Collateral are in compliance with all material applicable Legal Requirements and Borrower manages and operates (and will continue to manage and operate) its businesses in accordance with good industry practices.

                  (o) With respect to each Plan, Borrower and each member of a Controlled Group for the employees of Borrower have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of Borrower or any member of a Controlled Group for the employees of Borrower to the PBGC or a Plan (other than to make contributions in the ordinary course). Since the effective date of Title IV of ERISA, there have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any property of Borrower or any member of a Controlled Group for the employees of Borrower. There are no Unfunded Liabilities with respect to any Plan. No "prohibited transaction" has occurred with respect to any Plan.

                  (p) To the best knowledge and belief of Borrower, (i) Borrower (and its properties, assets, business and operations) has been and is in compliance with all applicable Requirements of Environmental Law and Environmental Permits, (ii) Borrower (or any of its properties, assets, business and operations) are not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, and (iii) Borrower has not received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective assets, properties, business or operations. The liability (including without limitation any Environmental Liability and any other damage to persons or property), if any, of Borrower with respect to its properties, assets, business and operations which is reasonably expected to arise in connection with Requirements of Environmental Laws currently in effect and other environmental matters presently known by such entity will not have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of such entity or on the ability of such entity to perform its material obligations under any Credit Document to which it is a party. Borrower does not know of any event or condition with respect to Environmental Matters with respect to any of their respective properties which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the applicable entity or on the ability of such entity to perform its material obligations under any Credit Document to which it is a party. The provisions of this Section are cumulative of the provisions relating to this subject matter in the other Credit Documents.

                  (q) Borrower currently has no Subsidiaries.

                  (r) Borrower's fiscal year is January 1 to December 31.

            10. Affirmative Covenants. Borrower covenants and agrees that prior to termination of this Agreement:

                  (a) Borrower shall (and shall cause each of its Subsidiaries to) at all times (i) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and reserves deemed adequate by Lender have been established therefor; (ii) to the extent applicable, do all things necessary to preserve its existence, qualifications, rights and franchises in all states where such qualification is necessary or desirable; (iii) comply in all material respects with all applicable Legal Requirements (including Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property; (iv) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently, and (v) pay punctually and discharge when due, or renew or extend, any debt incurred by it and discharge, perform and observe the covenants, provisions and conditions to be performed, discharged and observed on its part in connection therewith, or in connection with any agreement or other instrument relating thereto or in connection with any mortgage, pledge or lien existing at any time upon any of its property or assets; provided, however, that nothing contained in this subparagraph (v) shall require payment, discharge, renewal or extension of any such indebtedness or discharge, performance or observance of any such cove nants, provisions and conditions so long as any claims which may be asserted against Borrower with respect to any such indebtedness or any such covenants, provisions and conditions shall be contested diligently and in good faith and reserves with respect thereto deemed adequate by Lender shall be established.

                  (b) Borrower shall furnish or cause to be furnished to Lender copies of each of the following: (1) as soon as available and in any within 90 days after the end of each fiscal year of Borrower, Annual Financial Statements of Borrower; (2) as soon as available and in any event within 45 days after the end of each calendar quarter (including the last calendar quarter), Quarterly Financial Statements of Borrower; (3) on or before 45 days after the end of each calendar quarter, a compliance certificate ("Compliance Certificate") in the form of Exhibit B attached hereto, duly executed by an appropriate officer acceptable to Lender on behalf of Borrower; (4) on the date hereof and within 20 days after the end of each calendar month, a Borrowing Base Certificate as at the date hereof or the last day of such calendar month, as the case may be, together with such related supporting information as Lender may reasonably request; (5) on or before 45 days after the end of each calendar quarter, a listing and aging of the Accounts of Borrower (with agings from the date of invoice as opposed to days past-due), as well as an accounts payable aging from Borrower, as of the end of such calendar month, prepared in reasonable detail and containing such related information as Lender may reasonably request; (6) from time to time, at any time upon the request of Lender, but at the cost of Borrower, a report of an independent collateral field examiner (which may be, or be affiliated with, Lender) with respect to the Accounts components included in the Borrowing Base (provided, however, that so long as no Event of Default has occurred and is continuing, Lender shall not require such a report more than one time per calendar year); and (7) such other information relating to the financial condition, operations, prospects or business of Borrower as from time to time may be reasonably requested by Lender, including without limitation a fixed asset report. Each delivery of a financial statement pursuant to this Paragraph shall constitute a republication of the representations and warranties contained in Paragraph 9.

                  (c) Borrower and its Subsidiaries on a consolidated basis shall have and maintain:

                           (1) a Current Ratio of not less than 1.50 to 1.00 as
                  of the end of each calendar quarter;

                           (2) a Debt to Tangible Net Worth Ratio not greater
                  than 1.50 to 1.00 as of the end of each calendar quarter; and

                           (3) a Fixed Charge Coverage Ratio of not less than
                  1.20 to 1.00, to be tested for compliance as of the end of each calendar quarter on a Rolling Four Quarters basis.

                  (d) Borrower shall permit Lender to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as Lender may reasonably desire. Lender shall use its best efforts to maintain the confidentiality of any and all information furnished or provided to Lender by Borrower in connection with the Loans.

                  (e) Borrower shall promptly execute and deliver (or cause to be executed and delivered), at Borrower's expense, any and all other and further instruments which may be reasonably requested by Lender to cure any defect in the execution and delivery of any Credit Document or more fully to describe particular aspects of the agreements and undertakings set forth in the Credit Documents.

                  (f) Borrower shall maintain books of record and account in accordance with GAAP.

                  (g) Borrower shall (and shall cause each of its Subsidiaries to) maintain insurance with such insurers, on such of its Property, in such amounts and against such risks as is typically maintained by similar companies in similar industries, and furnish Lender satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents. Lender shall be named as loss payee or additional insured, as its interest appears, of such insurance covering any Collateral and shall be provided with copies of the policies of insurance and a certificate of the insurer that the insurance required by this Paragraph may not be canceled, reduced or affected in any manner without thirty (30) days' prior written notice to Lender.

                  (h) Borrower shall notify Lender immediately upon acquiring knowledge of the occurrence of, or if Borrower causes or intends to cause, as the case may be: (1) the institution of any lawsuit or administrative proceeding affecting Borrower, the adverse determination under which could have a material adverse effect on the business, condition (financial or otherwise), operations, Property or prospects of Borrower or on its ability to perform its respective obligations under any Credit Document to which it is a party; (2) any material adverse change, either in any case or in the aggregate, in the assets, liabilities, business, condition (financial or otherwise), operations, Property or prospects of Borrower; (3) any Event of Default or any Default, together with a detailed statement by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower of the steps being taken to cure the effect of such Event of Default or Default; (4) the receipt of any notice from, or the taking of any other action by, the holder of any Indebtedness of Borrower with respect to a claimed default, together with a detailed statement by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposed to take with respect thereto; and (5) the occurrence of a material default or event of default by Borrower under any agreement to which it is a party, which default or event of default could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, Property or prospects of Borrower.

                  (i) Borrower shall cause each Person who is a landlord of any property occupied and utilized by Borrower in connection with the operation and conduct of their respective businesses to execute and deliver to Lender landlord's subordination agreements in Proper Form, whereby each of such landlords validly subordinate any and all Liens held by such landlords against all or any portion of the Collateral to the Liens in favor of Lender. Borrower represents and warrants to Lender that it does not currently occupy or use any real property under any lease agreement.

            11. Negative Covenants. Borrower further covenants and agrees that prior to termination of this Agreement:

                  (a) Borrower will not create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (1) Indebtedness to Lender; (2) Indebtedness secured by Liens permitted by Paragraph 11(b) hereof; (3) Indebtedness existing on the date of this Agreement under Capital Lease Obligations as reflected in Borrower's financial statements dated as of December 31, 1997 delivered to Lender in connection with its request for this credit facility, and all renewals and extensions (but not increases) thereof; (4) currently contemplated non-revolving Indebtedness of Borrower to Key Corporate Capital, Inc., or its affiliates or assignees or other equipment lessors, under equipment leases, in the aggregate amount of no more than $1,500,000.00, and all renewals and extensions (but not increases) thereof; (5) Indebtedness incurred in connection with the acquisition of machinery and equipment used in the business of Borrower and not held as inventory for sale or lease, provided that the aggregate amount of all such Indebtedness shall not exceed $200,000.00; and
(6) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and persons for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; provided, that no such Indebtedness shall be created or incurred if the creation or incurring of such Indebtedness would result in a Default under the other provisions of this Agreement, including without limitation under Paragraph 10(c).

                  (b) Borrower will not create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement, or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts or contract rights; provided, however, that Borrower may create or suffer to exist: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment of the foregoing shall not at the time be due or Borrower is diligently and in good faith contesting the indebtedness or obligation secured by such Liens and has set aside on its books reserves with respect thereto deemed adequate by Lender; (b) Liens in effect on the date hereof and disclosed to Lender in writing prior to the date hereof, provided that neither the Indebtedness secured thereby nor the Property covered thereby shall increase; (c) Liens in favor of Lender; and (d) purchase money Liens against equipment and/or machinery purchased with the Indebtedness permitted under Paragraph 11(a)(5) of this Agreement.

                  (c) Borrower will not, in any single transaction or series of transactions, directly or indirectly: (1) consolidate, terminate, liquidate or dissolve; (2) be a party to any consolidation, termination, merger or consolidation; (3) modify or amend any of its Organizational Documents; or (4) other than sale of inventory in the ordinary course of business, sell, convey or lease any of its assets having a value in excess of $50,000.00 (based on the lower of cost or market value), provided, that in no event will Borrower sell, convey or lease any of such assets if such assets are subject to a Lien in favor of Lender, other than inventory in the ordinary course of business. Borrower will not acquire all or substantially all of the assets of any Person or any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of any other Person.

                  (d) Unless otherwise approved by Lender in writing, Borrower will not: (1) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, other than the exercise by Borrower of its redemption rights with respect to the redeemable common stock purchase warrants issued by Borrower under the terms of the prospectus dated December 3, 1997, if done in accordance with and at the price set forth in the prospectus, and as long as no Default would occur under the other provisions of this Agreement, including without limitation under Paragraph 10(c), as a result of Borrower exercising such redemption rights; (2) pay any dividend, bonus or other non-salary compensation; or (3) make any other distribution of any Property or cash to officers, employees and/or stockholders. Notwithstanding the foregoing, if the Borrower's Net Income for a fiscal year equals or exceeds $2,000,000.00, Borrower shall be entitled during the following fiscal year to pay dividends to its shareholders as long as no Default would occur under the other provisions of this Agreement, including without limitation under Paragraph 10(c), as a result of the payment of such dividends; provided, however, that if Borrower's Net Income for any fiscal year thereafter is less than $2,000,000.00, such dividends will thereafter be prohibited until Borrower again achieves Net Income of at least $2,000,000.00 for a subsequent fiscal year.

                  (e) Borrower will not allow its President or its Chief Financial Officer to be replaced, removed or otherwise changed without the prior written consent of Lender.

                  (f) Borrower will not change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

                  (g) Borrower will not enter into any transaction or agreement with any officer, director, partner, trustee or owner or holder of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of Borrower (or any Affiliate or Subsidiary of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

                  (h) Borrower will not form, create or acquire any Subsidiary without the prior written consent of Lender.

                  (i) Borrower will not change the address of its chief executive office (which is Borrower's address for notice contained herein), location, name or identity without notifying Lender of such change in writing at least thirty (30) days before the effective date of such change and unless Borrower shall have taken such actions, satisfactory to Lender, to have caused an security interest in the Collateral to be at all times fully perfected and in full force and effect.

            12. Event of Default. The occurrence of any of the following events (including any required notice or passage of time) shall hereinafter be referred to as an Event of Default:

                  (a) any part of the debt evidenced by any of the Notes is not paid when due, whether by lapse of time or acceleration or otherwise, unless such default is fully cured within three (3) Business Days after such due date;

                  (b) Borrower fails to perform, observe or comply with, or defaults under, any of the terms, covenants, conditions or provisions of this Agreement or any other Credit Document (other than any such failure or default described in one or more of the other subparagraphs of this Paragraph) unless such failure or default is fully cured within thirty (30) calendar days after Lender has given Borrower written notice thereof (such cure period to run concurrently with and not in addition to, any other grace or cure period provided for in any of the other Credit Documents with respect to the same default);

                  (c) Borrower fails to perform, observe or comply with, or defaults under, Paragraphs 10(b), 10(c) or 10(h) of this Agreement.

                  (d) any representation or warranty made in any Credit Document or in any other report or other paper now or hereafter provided to Lender pursuant or incident to any Credit Document or the debt evidenced by any of the Notes proves to have been untrue or misleading in any material respect as of the date made or deemed made;

                  (e) Borrower: (i) voluntarily suspends transaction of business; (ii) becomes insolvent or unable to pay its debts as they mature;
(iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of a receiver or trustee for any such person or entity or for any substantial portion of its property; or (vi) makes an assignment to an agent authorized to liquidate any substantial part of its assets;

                  (f) in respect of Borrower: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such person or entity; (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such person or entity or for any substantial portion of its property; or
(iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any substantial portion of the property of any such person or entity, and such petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within sixty (60) days after its entry or levy;

                  (g) the dissolution, liquidation or termination of Borrower;

                  (h) any action, suit or proceeding shall be commenced against or affecting Borrower or involving the validity or enforceability of any Credit Document, at law or in equity, or before any governmental authority, which in Lender's reasonable judgment, impairs or would impair

Lender's ability to collect the debt evidenced by any of the Notes when due or the enforceability of any Credit Document;

                  (i) any one or more final judgments for the payment of money in an aggregate amount of at least $50,000.00 shall be rendered against Borrower and the same shall remain unstayed or undischarged for a period of sixty (60) days;

                  (j) Borrower shall be prevented or relieved by any governmental authority from performing or observing any material term, covenant or condition of any Credit Document;

                  (k) any material adverse change shall occur in the assets, financial condition, business, operations, affairs or circumstances of Borrower;

                  (l) Borrower shall fail to pay when due any principal of or interest on any borrowed money obligation or the holder of such other borrowed money obligation declares, or has the right to declare, such borrowed money obligation due before its stated maturity because of default;

                  (m) Borrower shall be in default under or in violation of any Legal Requirement of any Governmental Authority having jurisdiction over any such party or any such party's property, which in Lender's reasonable judgment, impairs or would impair Lender's ability to collect the debt evidenced by any of the Notes when due or the enforceability of any Credit Document;

                  (n) Borrower shall claim, or any court shall find or rule, that Lender does not have a valid Lien on any of the Collateral;

                  (o) except for the sale of Inventory in the ordinary course of business, the sale, encumbrance or abandonment of any of the Collateral, the making of any levy, seizure or attachment of or on any of the Collateral or the loss, theft, substantial damage or destruction of any of any of the Collateral which is not sufficiently covered by insurance that is otherwise payable to Lender as loss payee and which, in Lender's reasonable judgment, impairs or would impair Lender's ability to collect the debt evidenced by any of the Notes when due or the enforceability of any Credit Document;

                  (p) Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud any of its creditors, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or, while insolvent, shall have suffered or permitted any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated with sixty (60) days from its date;

                  (q) Borrower fails to pay when due any amount which he or it is liable to pay to the PBGC or its successor or to a Plan, or notice of intent to terminate any Plan is filed under ERISA, or PBGC commences proceedings under ERISA to terminate any Plan or to cause a trustee to be appointed to administer any Plan, or a proceeding is commenced by any fiduciary of any Plan to enforce
Section 515 or Section 4219(c)(5) of ERISA, or PBGC becomes entitled to obtain a decree adjudicating that any Plan must be terminated;

                  (r) a default, an event of default or a similar event (however denominated) shall occur under any Credit Document, unless such default, event of default or similar event is fully cured within thirty (30) calendar days after Lender has given Borrower written notice thereof (such cure period to run concurrently with and not in addition to, any other grace or cure period provided for in any of the other Credit Documents with respect to the same default).

Upon the occurrence of any Default, and at any time thereafter prior to such Default being cured to the reasonable satisfaction of Lender, Lender's obligation, if any, to make Revolving Loans and Advance/Term Loans shall cease and terminate. Upon the occurrence of any Event of Default, and at any time thereafter, Lender shall have the right, at its option, (1) to terminate its obligations to make further Revolving Loans (whereupon the Revolving Commitment shall be terminated) and further Advance/Term Loans and to declare the unpaid balance of the indebtedness evidenced by any or all of the Notes to be immediately due and payable without notice (including notice of intent to accelerate and notice of acceleration), protest or demand or presentment for payment, all of which are hereby expressly waived by Borrower and (2) to enforce or avail itself of any and all powers, rights and remedies available at law or provided in this Agreement, the Notes, the other Credit Documents or any other document executed pursuant hereto or in connection herewith. Notwithstanding any provision in this Paragraph to the contrary, upon the occurrence of any Event of Default, Lender shall have the right, immediately and without notice, to take possession of and exercise possessory rights with regard to any property securing payment of the indebtedness evidenced by the Notes. All powers, rights and remedies of Lender set forth in this Paragraph shall be cumulative and not exclusive of any other power, right or remedy available to Lender under the law or under this Agreement, the Notes, the other Credit Documents or any other document executed pursuant hereto or in connection herewith to enforce the performance or observance of the covenants and agreements contained in this Agreement, and no delay or omission of Lender to exercise any power, right or remedy accruing to Lender shall impair any such power, right or remedy, or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Every power, right or remedy of Lender set forth in this Agreement, the Notes, the other Credit Documents or any other document executed pursuant hereto or in connection herewith, or afforded by law may be exercised from time to time, and as often as may be deemed expedient by Lender.

            13. Lender's Right to Cure. If Borrower should fail to comply with any of their agreements, covenants or obligations under any Credit Document, then Lender (in Borrower's name or in Lender's own name) may perform them or cause them to be performed for Borrower's account and at Borrower's expense, but shall have no obligation to perform any of them or cause them to be performed. Any and all expenses thus incurred or paid by Lender shall be Borrower's obligations to Lender due and payable on demand, and each shall bear interest from the date Lender pays it until the date Borrower repays it to Lender, at the Past Due Rate. Upon making any such payment or incurring any such expense, Lender shall be fully and automatically subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts owing by Borrower to Lender pursuant to this or any other provision of this Agreement shall be secured by all instruments securing the Notes. The amount and nature of any such expense and the time when it was paid shall be fully established by the affidavit of Lender or any of Lender's officers or agents. The exercise of the privileges granted to Lender in this Paragraph shall in no event be considered or constitute a cure of the default or a waiver of Lender's right at any time after an Event of Default to declare the Notes to be at once due and payable, but is cumulative of such right and of all other rights given by this Agreement, the Notes and the Credit Documents and of all rights given Lender by law.

            14. Usury Not Intended; Savings Provisions. Notwithstanding any provision to the contrary contained in any Credit Document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Agreement which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate. In this connection, Borrower and Lender stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Agreement shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Borrower shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Lender shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the applicable indebtedness, so that the interest rate is uniform throughout the full term of such indebtedness. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrower and Lender.

            15. Documentation Requirements. Each written instrument required by this Agreement, the Notes or the other Credit Documents to be furnished to Lender shall be duly executed by the person or persons specified (or where no particular person is specified, by such person as Lender shall require), duly acknowledged where reasonably required by Lender and, in the case of affidavits and similar sworn instruments, duly sworn to and subscribed before a notary public duly authorized to act by governmental authority; shall be furnished to Lender in one or more copies as required by Lender; and shall in all respects be in form and substance satisfactory to Lender and to its legal counsel.

            16. Credit Documents Cumulative. The benefits, rights and remedies of Lender and the security contained herein or provided for in the Notes, the other Credit Documents or any other document executed pursuant hereto or in connection herewith are cumulative; provided, however, that to the extent of any conflict between any provision of this Agreement and any provision contained in the Notes, the other Credit Documents (other than the Construction Loan Agreement) or any other document executed pursuant hereto or in connection herewith, the provisions of this Agreement shall control.

            17. Satisfaction of Conditions. Where evidence of the existence or nonexistence of any circumstance or condition is required by this Agreement, the Notes, the other Credit Documents or any other document executed pursuant hereto or in connection herewith to be furnished to Lender, such evidence shall in all respects be in form and substance reasonably satisfactory to Lender, and the duty to furnish such evidence shall not be considered satisfied until Lender shall have acknowledged that it is satisfied therewith.

            18. Survival. All covenants, agreements, representations and warranties made by Borrower in this Agreement, the Notes, the other Credit Documents and any other document executed pursuant hereto or in connection herewith, and in any certificates or other documents or instruments delivered pursuant to this Agreement, the Notes, the other Credit Documents or any other document executed pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes, the other Credit Documents and the other documents executed pursuant hereto or in connection herewith, and shall continue in full force and effect until full payment of the indebtedness evidenced by the Notes and/or secured by the Credit Documents, complete performance of all of the obligations of Borrower under the Credit Documents and final termination of Lender's obligations, if any, to make any further advances under the Revolving Note or the Advance/Term Note or to provide any other financial accommodation to Borrower (provided, however, that all reimbursement obligations, indemnification and hold harmless obligations and other similar obligations of Borrower under any of the Credit Documents shall survive such payment, performance and termination). All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of Borrower, but any attempted assignment of any rights of Borrower hereunder without the prior written consent of Lender shall be null and void. No Person other than Borrower shall have any right or action hereon or any rights to Loans at any time, the Loans shall not constitute a trust fund for the benefit of any third parties and no third party shall under any circumstances have or be entitled to any Lien or any trust impressed on any undisbursed Loans.

            19. Borrower Agrees to Pay or Reimburse Lender's Expenses. To the extent not prohibited by applicable law, Borrower will pay all reasonable costs and expenses and reimburse Lender for any and all reasonable expenditures of every character incurred or expended from time to time, regardless of whether an Event of Default shall have occurred, in connection with:

                  (a) the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of any Loan or credit facility secured by the Credit Documents, including legal, accounting, auditing, architectural, engineering and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect any Credit Document;

                  (b) Lender's evaluating, monitoring, administering and protecting the Collateral, provided, however, that except with respect to any such costs incurred in connection with Lender's monitoring of the construction under the Construction Loan Agreement and except for any such costs which Borrower is specifically required to pay under the provisions of the Credit Documents, Borrower will only be obligated to pay these costs under this Subparagraph (b) if an Event of Default shall have occurred;

                  (c) Lender's creating, perfecting and realizing upon Lender's Liens on the Collateral, and all costs and expenses relating to Lender's exercising any of its rights and remedies under any Credit Document or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, litigation report fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys' fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of the Collateral, and all fees and expenses for any professional services relating to the Collateral or any operations conducted in connection therewith. Provided, that no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of any Credit Document shall be deemed to impose or admit a duty on Lender to supervise, monitor or control any aspect of the character or condition of the Collateral or any operations conducted in connection therewith for the benefit of Borrower or any person or entity other than Lender. BORROWER AGREES TO INDEMNIFY, DEFEND AND HOLD LENDER, ITS SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, ADVISORS AND EMPLOYEES (COLLECTIVELY "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL ENVIRONMENTAL LIABILITIES AND ANY AND ALL OTHER LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY, EXPENSE, ACTION, SUIT, COST AND DISBURSEMENT OF ANY KIND OR NATURE WHATSOEVER (INCLUDING INTEREST, PENALTIES, ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES GROWING OUT OF OR RESULTING FROM ANY CREDIT DOCUMENT OR ANY TRANSACTION OR EVENT CONTEMPLATED THEREIN (EXCEPT THAT SUCH INDEMNITY SHALL NOT BE PAID TO ANY INDEMNIFIED PARTY TO THE EXTENT THAT SUCH LOSS, ETC. IS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY). Any amount to be paid under this Paragraph by Borrower to Lender shall be a demand obligation owing by Borrower to Lender and shall bear interest from the date of expenditure until paid at the Past Due Rate.

            20. Amendments in Writing. This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Borrower and Lender. Any waiver or consent with respect to this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

            21. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the addresses shown herein (and if so given, shall be deemed given three (3) Business Days after mailing). Borrower's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Lender and shall be the most recent such address furnished in writing by Borrower to Lender. Lender's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Borrower and shall be the most recent such address furnished in writing by Lender to Borrower. Actual notice, however and from whomever given or received, shall always be effective when received.

            22. Gender; "Including" is Not Limiting; Section Headings. The masculine and neuter genders used in this Agreement each includes the masculine, feminine and neuter genders, and whenever the singular number is used, the same shall include the plural where appropriate, and vice versa. Wherever the term "including" or a similar term is used in this Agreement, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The headings used is this Agreement are included for reference only and shall not be considered in interpreting, applying or enforcing this Agreement.

            23. Venue. This Agreement is performable in Travis County, Texas, which shall be a proper place of venue for suit on or in respect of this Agreement. Borrower irrevocably agrees that any legal proceeding in respect of this Agreement shall be brought in the district courts of Travis County, Texas or the United States District Court for the Western District of Texas, Austin Division (collectively, the "Specified Courts"). Borrower hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Credit Document brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender or Borrower to serve process in any manner permitted by applicable law. Borrower and Lender agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. As used in the preceding sentence, "final judgment" shall mean a judgment entered by a court which is final as contemplated by the Texas Rules of Civil Procedure or the Federal Rules of Civil Procedure, as applicable, and which is subject to no further appeal. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

            24. Rights Cumulative; Delay Not Waiver. Lender's exercise of any right, benefit or privilege under any of the Credit Documents or any other papers or at law or in equity shall not preclude the concurrent or subsequent exercise of Lender's other present or future rights, benefits or privileges. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law, the Credit Documents or any other papers. No failure by Lender to exercise, and no delay in exercising, any right under any Credit Document or any other papers shall operate as a waiver thereof.

            25. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it.

            26. Entire Agreement. This Agreement, the Notes and the other Credit Documents together embody the entire agreement and understanding between Borrower and Lender with respect to the subject matter hereof and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there is no oral agreement between Borrower and Lender which has not been incorporated in this Agreement, the Note and the other Credit Documents.

                        THIS AGREEMENT, THE NOTES, THE OTHER CREDIT DOCUMENTS
            AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES AND LENDER.

                                          CHASE BANK OF TEXAS,
                                           NATIONAL ASSOCIATION


                                          By: /s/ Cindy M. Matula
                                             -----------------------------------
                                          Name: Cindy M. Matula
                                               ---------------------------------
                                          Title: Vice President
                                                --------------------------------

Lender's Address:
700 Lavaca
Austin, Texas  78701
Attention: Manager, Commercial Lending Division


                                          SURREY, INC., a Texas corporation


                                          By: /s/ Mark van der Hagen
                                             -----------------------------------
                                          Name: Mark van der Hagen
                                               ---------------------------------
                                          Title: Vice President
                                                --------------------------------

Borrower's Address:
13110 Trails End Road
Leander, Texas  78641

EXHIBITS:

A - Request for Advance
B - Borrowing Base Certificate
C - Compliance Certificate
D - Rate Selection Notice

                               REQUEST FOR CREDIT


                                ---------------


Chase Bank of Texas,
National Association
700 Lavaca
Austin, Texas 78701
Attn: Manager, Commercial Lending Division

Gentlemen:

            The undersigned hereby certifies that he is the ____________________ of Surrey, Inc. ("Borrower"), and that as such is authorized to execute this Request for Advance (the "Request") on behalf of Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "Loan Agreement") dated as of April 8, 1998 by and between Borrower and Chase Bank of Texas, National Association. The Revolving Loan being requested hereby is to be in the amount set forth in (b) below and is requested to be made on _________________________, which is a Business Day. On behalf of Borrower, the undersigned further certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified herein):

            a.          As of the date hereof:

                        (1)         The current Borrowing Base is:   $__________

                        (2)         Aggregate outstanding amount
                                    of Revolving Loans is:           $__________

                        (3) The available Revolving Commitment [the amount by which the lesser of (x) the amount in (a)(1) above or (y) $1,000,000 exceeds the amount in (a)(2) above],
                                    if positive, is:                 $__________

            b. If and only if the available Revolving Commitment is positive, Borrower hereby requests under this Request a Revolving Loan in the amount of $____________ (which is no more than the available Revolving Commitment).



                                    EXHIBIT A

            c. The representations and warranties made in each Credit Document are true and correct in all respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

            d. No Default has occurred and is continuing or will occur as a result of the requested Revolving Loan.

            Thank you for your attention to this matter.


                                       Very truly yours,



                                       Print Name:______________________________
                                                                 of Surrey, Inc.


                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE


            The undersigned hereby certifies that he is the ____________________ of Surrey, Inc. ("Borrower"), and that as such is authorized to execute this Borrowing Base Certificate on behalf of Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "Loan Agreement") dated April 8, 1998 by and between Borrower and Chase Bank of Texas, National Association. On behalf of Borrower, the undersigned further certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified herein):

            (1) As of ________________, the components of the Borrowing Base are as follows:

                        Eligible Accounts of Borrower:             $____________

            (2) The Borrowing Base determined on the basis of the above information is equal to the sum of ____ % of line (1) above; or $___________.

            (3) The Eligible Accounts are calculated in accordance with the Loan Agreement and the schedule(s), if any, attached hereto.

            Dated ________________.


                                       Very truly yours,



                                       Print Name:______________________________
                                                                 of Surrey, Inc.


                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE


            The undersigned hereby certifies that he is the ____________________ of Surrey, Inc. ("Borrower"), and that as such is authorized to execute this certificate on behalf of Borrower pursuant to the Loan Agreement (the "Loan Agreement") dated as of April 8, 1998 by and between Borrower and Chase Bank of Texas, National Association; and that a review of Borrower has been made under his supervision with a view to determining whether Borrower has fulfilled all of its obligations under the Loan Agreement and the other Credit Documents; and on behalf of Borrower further certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified):

                        (a) Each Obligor has fulfilled its respective
            obligations under the Credit Documents.

                        (b) Except as described on the continuation pages
            attached hereto (if any), the representations and warranties made in each Credit Document are true and correct in all respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

                        (c) The financial statements delivered to Lender
            concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated.

                        (d) No Default has occurred and is continuing. In this
            regard, the compliance with the provisions of Paragraph 10(c) of the Loan Agreement is as follows:

            SECTION 10(c)(1) -- CURRENT RATIO

                        actual Current Ratio for Borrower as of the date hereof:

                                                 __.____ :1.00

                        required Current Ratio for Borrower as of the date hereof:

                                                 less than 1.50:1.00

            SECTION 10(c)(2) -- DEBT TO TANGIBLE NET WORTH RATIO

                        actual Debt to Tangible Net Worth Ratio for Borrower as of the date hereof:

                                                 __.____ :1.00

                        required Debt to Tangible Net Worth Ratio for Borrower as of the date hereof:


                                    EXHIBIT C
                                                 more than 1.50:1.00

            SECTION 10(c)(3) -- FIXED CHARGE RATIO

                        actual Fixed Charge Ratio for Borrower as of the date hereof:

                                                 __.____ :1.00

                        required Fixed Charge Ratio for Borrower as of the date hereof:

                                                 less than 1.20:1.00


                         (e) Based on the actual Debt to Tangible Net Worth
            Ratio shown above, the Applicable Margin to be effective after Lender's review of the Quarterly Financial Statements delivered with this Compliance Certificate is _______%.

                         (f) There has occurred no material adverse change in
            the assets, liabilities, financial condition, business or affairs of any Obligor since the date of the Loan Agreement.

            DATED as of ______________.

                                            Very truly yours,


                                            __________________________________
                                            Print Name: ______________________
                                            ____________________ of Surrey, Inc.


                                    EXHIBIT C

                              RATE SELECTION NOTICE


            Surrey, Inc., a Texas corporation, and Chase Bank of Texas, National Association, a national banking association, executed and delivered that certain Loan Agreement (as amended, supplemented and restated, the "Loan Agreement") dated as of April 8, 1998. Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Loan Agreement.

            In accordance with the Loan Agreement, Borrower hereby notifies Lender of the exercise of an Interest Option.

A.          Current Revolving Loan borrowings

            1.   Interest Options now in effect:                 ______________

            2.   Amounts:                $___________, $__________, $__________

            3.   Expiration of current Interest
                  Periods, if applicable: ______, 199_, _____, 199_, _____, 199_

B.          Proposed Revolving Loan borrowing

            1.   Amount:                                         $______________

            2.   Date Interest Option
                  is to be effective:                            _________, 199_

            3.   Interest Option to be applicable
                 (check one):

                 [ ]   Base Rate
                 [ ]   LIBOR Rate

            4.   LIBOR Interest Period (check one if applicable):

                 [ ]   1 month           [ ]   3 months
                 [ ]   2 months          [ ]   6 months


                                    EXHIBIT D

C.          Current Advance/Term Loan borrowings

            1.   Interest Options now in effect:                 ______________

            2.   Amounts:                $___________, $__________, $__________

            3.   Expiration of current Interest
                  Periods, if applicable: ______, 199_, _____, 199_, _____, 199_

D.          Proposed Advance/Term Loan borrowing

            1.   Amount:                                         $______________

            2.   Date Interest Option
                   is to be effective:                           _________, 199_

            3.   Interest Option to be applicable (check one):

                 [ ]   Base Rate
                 [ ]   LIBOR Rate

            4.   LIBOR Interest Period (check one if applicable):

                 [ ]   1 month           [ ]   3 months
                 [ ]   2 months          [ ]   6 months

            Borrowers represents and warrants that the Interest Options and the LIBOR Interest Period (if applicable) selected above comply with all provisions of the Loan Agreement and that there exists no Event of Default or any event which, with the passage of time, the giving of notice or both, would be an Event of Default.

                                          SURREY, INC., a Texas corporation


                                          By:
                                             -----------------------------------
Date:_____________, 199_                  Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                    EXHIBIT D